Exhibit 5.1





        [LETTERHEAD OF PAUL, WEISS, RIFKIND, WHARTON & GARRISON]








                                      October 11, 1996



Loehmann's, Inc.
2500 Halsey Street
Bronx, New York  10461

                            Loehmann's, Inc.
                   Registration Statement on Form S-1
                       Registration No. 333-12881
                   ----------------------------------

Ladies and Gentlemen:

            In connection with the above-captioned Registration Statement (the

"Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), we have been requested by

Loehmann's, Inc., a Delaware corporation (the "Company"), to furnish our opinion as to the legality of the securities being registered thereunder. The

Registration Statement relates to the registration under the Act of 2,265,500 shares (including up to 295,500 shares to be sold upon exercise of the underwriters' over-allotment option) of the Company's common stock, par value

$.01 per share (the "Common Stock"), to




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Loehmann's Inc.                                                     2





be sold for the account of certain selling stockholders of the Company. The

Common Stock to be sold in the offering contemplated by the Registration

Statement (the "Offering") consists of outstanding shares of Common Stock (the

"Outstanding Shares") and shares of Common Stock underlying certain outstanding stock options, which options will be exercised by certain selling shareholders prior to the consummation of the Offering (the "Option Shares").

            In connection with the furnishing of this opinion, we have reviewed the Registration Statement (including all amendments thereto filed on or prior to the date hereof), the form of the Underwriting Agreement for the sale of the

Common Stock included as Exhibit 1.1 to the Registration Statement, originals,

or copies certified or otherwise identified to our satisfaction, of the

Loehmann's Holdings, Inc. 1988 Stock Option Plan and the Loehmann's, Inc. New

Stock Incentive Plan (the "Option Plans"), the agreements listed in Annex A hereto related to the Option Shares (the "Option Agreements"), the Company's

Restated Certificate of Incorporation and Amended and Restated By-laws, each as in effect on the date hereof, and records of certain of the Company's corporate proceedings, including resolutions adopted by the Board of Directors of the

Company and by the Compensation Committee of the Board of Directors of the

Company. We also have examined and relied upon representations as to factual matters contained in certificates of officers of the Company, and have made such other investigations of fact and law and have





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Loehmann's Inc.                                                     3





examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates or other instruments, and upon such factual information otherwise supplied to us,

as in our judgment are necessary or appropriate to render the opinions expressed below. In addition, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of original documents to all documents submitted to us as certified, photostatic, reproduced or conformed copies, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of the documents.

            Based upon the foregoing, we are of the opinion that:

            1.    The Outstanding Shares are duly authorized,

validly issued, fully paid and nonassessable.

            2. When issued, delivered and paid for as provided for by the Option

Plans and the Option Agreements, the Option Shares will be duly authorized,

validly issued, fully paid and nonassessable.

            Our opinions expressed above are limited to the General Corporation

Law of the State of Delaware. Please be advised that no member of this firm is admitted to practice in the State of Delaware. Our opinions are rendered only with respect to laws, and the rules, regulations and orders thereunder, which are currently in effect.






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Loehmann's Inc.                                                     4





            We hereby consent to the use of this opinion as an Exhibit to the

Registration Statement and to the use of our name under the heading "Legal

Matters" contained in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.


                                    Very truly yours,

                        /s/ Paul, Weiss, Rifkind, Wharton & Garrison

                        PAUL, WEISS, RIFKIND, WHARTON & GARRISON



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                                                                         Annex A

                            Option Agreements
                            -----------------


1.     Amended and Restated Agreement among Loehmann's
       Holdings, Inc., Loehmann's, Inc. and Philip Kaplan dated as of September 19, 1988 and Memorandum dated
       March 1, 1993 amending such Agreement.

2.     Non-Qualified Stock Option Agreement between
       Loehmann's Holdings, Inc. and Philip Kaplan dated
       September 30, 1988.

3.     Amendment No. 1 to Employment Agreement among
       Loehmann's Holdings, Inc., Loehmann's, Inc. and
       Philip Kaplan dated as of November 1, 1995.

4.     Amendment No. 2 to Employment Agreement among
       Loehmann's Holdings, Inc., Loehmann's, Inc. and
       Philip Kaplan dated as of April 5, 1996.

5.     Agreement among Loehmann's Holdings, Inc.,
       Loehmann's, Inc. and Robert Friedman dated as of April 2, 1992.

6.     Agreement among Loehmann's Holdings, Inc.,
       Loehmann's, Inc. and Robert N. Friedman dated as of
       November 1, 1995.

7.     Amendment No. 1 to Employment Agreement among
       Loehmann's Holdings, Inc., Loehmann's, Inc. and
       Philip Kaplan dated as of April 5, 1996.

8.     Compensation/Consultation Agreement among Loehmann's
       Holdings, Inc., Loehmann's, Inc. and Norman Matthews dated as of October 18, 1988.

9.     Non-Qualified Stock Option Agreement between
       Loehmann's Holdings, Inc. and Norman Matthews dated as of January 13, 1989.

10.    Non-Qualified Stock Option Agreement between
       Loehmann's Holdings, Inc. and Norman Matthews dated as of December 10, 1993.